MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 1993-2
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the Distribution Date occurring on June 16, 1997, and with respect to the performance of the Trust during the month of May is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

(1) The total amount distributed to Series 1993-2 Certificateholders per $1,000 original certificate principal amount.......................$4.791667

(2) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original certificate principal amount...........................................$4.791667

(3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000 original certificate principal amount...........................................$0.000000

B) Information Regarding the Performance of the Trust

(1) Allocation of Receivables Collections to the Series 1993-2
Certificates

(a) The aggregate amount of Finance Charge Receivables
collected during the Monthly Period immediately preceding
the Distribution Date.............................................$92,044,058.39

(b) The aggregate amount of Principal Receivables collected
during the Monthly Period immediately preceding the
Distribution Date................................................$389,026,675.75

(c) The Floating Allocation Percentage with respect to the Series
1993-2 Certificates for the Monthly Period immediately
preceding the Distribution Date........................................8.621761%

(d) The Principal Allocation Percentage with respect to the
Series 1993-2 Certificates for the Monthly Period
immediately preceding the Distribution Date............................9.237601%

(e) The Finance Charge Receivables collected and allocated to the Series 1993-2 Certificates for the Monthly Period
immediately preceding the Distribution Date........................$7,935,818.61

(f) The Principal Receivables collected and allocated to the
Series 1993-2 Certificates for the Monthly Period
immediately preceding the Distribution Date.......................$35,936,731.82

(2) Available Finance Charge Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

(a) The Finance Charge Receivables collected and allocated to the Series 1993-2 Certificates.....................................$7,935,818.61

(b) Collection Account and Special Funding Account investment earnings allocated to the Series 1993-2 Certificates.................$147,528.17

(c) Additional Finance Charges from other Series allocated to the Series 1993-2 Certificates.............................................$0.00

(d) Principal Funding Account Investment Proceeds....................$329,920.95

(e) Reserve Account withdrawals............................................$0.00

(f) Available Finance Charge Collections for Series 1993-2
(total of (a), (b), (c), (d) and (e) above)........................$8,413,267.73

(3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

(a) The Principal Receivables collected and allocated to the
Series 1993-2 Certificates........................................$35,936,731.82

(b) Shared Principal Collections from other Series allocated to the Series 1993-2 Certificates.............................................$0.00

(c) Additional amounts to be treated as Available Principal
Collections pursuant to the Series Supplement......................$3,256,408.50

(d) Available Principal Collections for Series 1993-2 (total of
(a), (b) and (c) above)...........................................$39,193,140.32

(4)  Delinquent Balances in the Trust

The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

(a) 31-60 days                 $ 86,323,142
(b) 61-90 days                   52,364,481
(c) 91 or more days              96,044,351
                                -----------
(d) Total Delinquencies       $ 234,731,974

(5) Defaulted Amount

(a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding
the Distribution Date.............................................$41,841,981.39

(b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
Distribution Date........                          ................$4,072,336.05

(c) The Defaulted Amount for the Monthly Period immediately
preceding the Distribution Date [Defaulted Receivables
minus Recoveries].................................................$37,769,645.34

(d) The Defaulted Amount for the Monthly Period immediately
preceding the Distribution Date allocable to the Series
1993-2 Certificates (the "Investor Default Amount")................$3,256,408.50

(6) Investor Charge-Offs

(a) The amount withdrawn, if any, under the Series
Enhancement................................................................$0.00

(b) The excess of the Investor Default Amount over the sum
of (i) the Available Finance Charge Collections applied to such Investor
Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default
Amount (an "Investor Charge-Off")..........................................$0.00

(c) The amount of the Investor Charge-Off set forth in
item 6(b) above, per $1,000 original certificate
principal amount (which will have the effect of
reducing, pro rata, the amount of each Series
1993-2 Certificateholder's investment).................................$0.000000

(d) The total amount reimbursed to the Trust for such
Distribution Date in respect of Investor Charge-Offs for prior
Distribution Dates.........................................................$0.00

(e) The amount set forth in item 6(d) above per $1,000
original certificate principal amount (which will have
the effect of increasing, pro rata, the amount of each
Series 1993-2 Certificateholder's investment)..........................$0.000000

(f) The amount, if any, by which the outstanding principal
balance of the Series 1993-2 Certificates exceeds the
Series 1993-2 Invested Amount as of the Distribution
Date, after giving effect to all deposits, withdrawals
and distributions on
such Distribution Date.....................................................$0.00

(7) Investor Monthly Servicing Fee

The amount of the Series 1993-2 Monthly Servicing Fee payable to the Servicer on the Distribution Date................................$631,944.44

(8) Available Series Enhancement Amount

(a) The Available Cash Collateral Amount for the Series
1993-2 Certificateholders as of the close of business
on the Distribution Date, after giving effect to all
deposits, withdrawals and distributions on such
Distribution Date and the related Transfer Date...................$86,666,666.67

(b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1993-2 Certificates as of
the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution Date and the related Transfer Date...........................20.00%

(c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution Date and the related Transfer Date............................$0.00

(9) Principal Funding Account Amount

(a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution Date and the related Transfer Date...................$99,999,999.99

(b) Deposits in the Principal Funding Account commenced on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

(10) Deficit Controlled Accumulation Amount

The Deficit Controlled Accumulation Amount for the
Distribution Date, after giving effect to all deposits,
withdrawals and distributions on such Distribution Date and
the related Transfer
Date.......................................................................$0.00

(11) Reserve Account

(a) The amount on deposit in the Reserve Account as of the
close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
Distribution Date and the related Transfer Date....................$5,000,000.00

(b) The Required Reserve Account Amount is currently
calculated to be...................................................$5,000,000.00

(c) Deposits in the Reserve Account commenced on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C)       Invested Amount

(1) The Invested Amount of the Series 1993-2 Certificates on the date of issuance (the "Initial Invested Amount")......................$500,000,000.00

(2) The Invested Amount of the Series 1993-2 Certificates on the
Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date......................$500,000,000.00

(3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as of
such Distribution Date, after giving effect to any adjustment in the
Invested Amount of the 1993-2 Certificates on such date, to the
Initial Invested Amount of the Series 1993-2 Certificates). The
amount of a Certificateholder's pro rata share of the Invested
Amount can be determined by multiplying the original
denomination of the Certificateholder's Certificate by the Pool
Factor..................................................................1.000000

D) Receivables Balances

(1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding
Monthly Period....................................................$5,534,178,154

(2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately
preceding Monthly Period.............................................$99,648,652

E) Annualized Percentages

(1) The Gross Yield (Available Finance Charge Collections for the
Series 1993-2 Certificates for the preceding Monthly Period
divided by the Invested Amount of the Series 1993-2
Certificates as of the last day of the next preceding Monthly
Period, multiplied
by 12)....................................................................20.19%

(2) The Net Loss Rate (the Investor Default Amount for the 1993-2
Certificates for the preceding Monthly Period divided by the
Invested Amount of the Series 1993-2 Certificates as of the
last day of the next preceding Monthly Period,
multiplied by 12)..........................................................7.82%

(3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1993-2 Certificates for the preceding Monthly Period)..........12.37%

(4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1993-2 Certificates as of the last day of the next preceding Monthly Period, multiplied by 12)................................7.27%

(5) The Net Spread (the Portfolio Yield minus the Base Rate for the
Series 1993-2 Certificates for the preceding Monthly Period)...............5.10%

(6) The Monthly Payment Rate (Collections of Principal Receivables
and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the next preceding Monthly Period).............................................8.73%

F) Series 1993-2 Information for the Last Three Distribution Dates

        1)        Gross Yield

                  a) 6/16/97                 20.19%
                  b) 5/15/97                 19.41%
                  c) 4/15/97                 22.00%

        2)        Net Loss Rate

                  a) 6/16/97                  7.82%
                  b) 5/15/97                  8.18%
                  c) 4/15/97                  8.56%

        3)        Net Spread (Portfolio Yield Minus Base Rate)

                  a) 6/16/97                  5.10%
                  b) 5/15/97                  3.85%
                  c) 4/15/97                  5.94%

                  Three Month Average         4.96%

        4)        Monthly Payment Rate

                  a) 6/16/97                  8.73%
                  b) 5/15/97                  8.51%
                  c) 4/15/97                  9.21%


                                FIRST DEPOSIT NATIONAL BANK,
                                Servicer

                           By:  /s/ Dan Sanford
                                ---------------------------
                          Name: Dan Sanford
                         Title: Vice President and Controller